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                                                                    Exhibit 21.1

                 SUBSIDIARIES OF GREATE BAY CASINO CORPORATION

                                                                        State
        Name                             Address                      Organized

PPI Corporation            200 Decadon Drive, Suite 100               New Jersey
                           Egg Harbor Township, New Jersey 08234

PPI Funding Corp.          200 Decadon Drive, Suite 100               Delaware
                           Egg Harbor Township, New Jersey 08234

PCPI Funding Corp.         200 Decadon Drive, Suite 100               Delaware
                           Egg Harbor Township, New Jersey 08234

Pratt-Hollywood, Inc.      200 Decadon Drive, Suite 100               Delaware
                           Egg Harbor Township, New Jersey 08234

BPHC Acquisition, Inc.     136 S. Kentucky Avenue                     New Jersey
                           Atlantic City, New Jersey  08401

Advanced Casino Systems    200 Decadon Drive, Suite 100               Delaware
 Corporation               Egg Harbor Township, New Jersey 08234

BPHC Parking Corp.         136 S. Kentucky Avenue                     New Jersey
                           Atlantic City, New Jersey  08401